                                                                               .
                                                                               .
                                                                               .
                                                                      Exhibit 12

PEABODY ENERGY
Computation of Ratio of Earnings to Fixed Charges
(Dollars in Thousands)




                                Year       Year       Nine Months      Year           Year
                               Ended       Ended        Ended          Ended          Ended
                              March 31,   March 31,   December 31,   December 31,  December 31,
                                 2000       2001          2001          2002          2003
                              ---------   ---------   ------------   ------------   ----------
Income (Loss) Before
  Income Taxes and
  Minority Interests......    $ (7,398)   $ 152,894   $   29,000     $  78,804      $   (3,181)

Interest Expense..........      205,056     197,686       88,686       102,458          98,540

Interest Portion of
  Rental Expense..........       26,225      44,303       37,294        53,958          49,627
                              ---------   ---------   ----------     ---------      ----------
Adjusted Earnings.........    $ 223,883   $ 394,883   $  154,980     $ 235,220      $  144,986
                              =========   =========   ==========     =========      ==========
Interest Expense..........    $ 205,056   $ 197,686   $   88,686     $ 102,458      $   98,540
Interest Portion of
  Rental Expense..........       26,225      44,303       37,294        53,958          49,627
                              ---------   ---------   ----------     ---------      ----------
Adjusted fixed charges....     $231,281   $ 241,989   $  125,980     $ 156,416      $  148,167
                              =========   =========   ==========     =========      ==========
Ratio of Earnings
to Fixed Charges..........         0.97        1.63         1.23          1.50            0.98
                              =========   =========   ==========     =========      ==========